                                                                    EXHIBIT 99.1



                           ARTICLES OF INCORPORATION
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ARTICLES OF INCORPORATION - NORTH DAKOTA BUSINESS       FOR OFFICE USE ONLY
OR FARMING CORPORATION                                      Validation

NORTH DAKOTA SECRETARY OF ST
SFN 16812 (6-89)
SEE PAGE 4 FOR FILING AND MAIL INSTRUCTIONS

OCT /93/ 0013


                                                   FILE No. 6,822,600

    We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation organized under North Dakota Business Corporation Act. adopt the following Articles of incorporation for such
Corporation:

Article 1. The name of said Corporation shall be:  Nebraska Tax-Free Fund, Inc.



Article 2. The period of its duration is perpetual,/OR-

Article 3. The purpose for which the Corporation is organized are general business purposes, OR:

     To engage in business as a management investment company registered under the Investment Company Act of 1940.

     To do everything necessary, proper, advisable, or convenient for the accomplishment of the above purpose and to do every other act and thing incidental thereto.
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Article 4.

A- Aggregate number of shares the corporation has authority to issue Two hundred million (200,000,000) shares, all of one class
B.   Par value per share authorized by corporation
     One  mill ($.001) each
C.   If shares are divided into classes, they are identified as follows:
     CLASS          NO.OF SHARES              PAR VALUE PER SHARE



Article 5.
A.   Name of Registered Agent
     Robert E. Walstad
B.   Social Security or Federal  ID # of Registered Agent
     ###-##-####
C. Address of Registered Office                            City      State    Zip Code
    201 South Broadway                                     Minot       ND        58701
D. Address of Executive Office (if different than  "C")    City    State    Zip Code

E. The articles of incorporation are accompanied by signed consent of the registered agent with a filing fee of $10.00.


Article 6. Other provisions by which this corporation shall be governed: (If none, insert "none")

     No shareholder shall be entitled as a matter of right to subscribe for or purchase or receive any new or additional issue of shares or securities convertible into shares, whether how or hereafter authorized or whether issued for money, for a consideration other than money, or by way of dividend.

     Any action, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the board of directors at which all directors were present.

     The number of directors of the corporation shall be three, which number may be changed in accordance with the bylaws of the corporation. The names of the directors who shall serve until the first regular meeting of shareholders or until their successors are elected and qualify are:

Charles E.  Bailly
Arthur A. Link
Robert E. Walstad



Page 2
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Article 7.  A. The name, social security number, and address of each incorporator:

                SOCIAL SECURITY
  NAME               NUMBER       ADDRESS          CITY         STATE     ZIP
Peter A.  Quist   ###-##-####  1821 S. Grandview,  Bismarck,      ND     58501




     B. SIGNATURES

     I (We), the above named incorporator(s), have read the foregoing Articles of Incorporation, know the contents, and believe the statements made therein to be true.

     Dated  October 1                 1993

/signature/



8.  FEES:


Filing.                                    $30.00
Consent of Registered Agent..              S10.00
Minimum license Fee..........              $50.00
Additional License Fees......
   (Equal to $10.00 for every additional
   10,000 in excess of $50,000)

SEE INSTRUCTIONS ON PAGE 4.



                                              OFFICE USE ONLY
                                    Certificate No.

                                    Date Filed   10/01/93

                                    Fee Paid

                                    Filed By



Page 1

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                                                 FOR OFFICIAL USE ONLY

STATEMENT OF CONSENT TO SERVE                    ID Number

AS REGISTERED AGENT

SECRETARY OF STATE                               WKO Number

SFN 7974 (6-91)                                  Date filed

                                                 1. Filing Fee: $10.00

                    SEE REVERSE SIDE FOR FIUNG AND MAILING INSTRUCTIONS
2.   Name of the Corporation for Which the Registered Agent is to Serve

     Nebraska Tax-Free Fund, Inc.

3.   Name of the Registered Agent

     Robert E. Walstad Social Security/Federal  ID Number of Registered Agent
A.   Registered Agent is check One)
      An Individual North Dakota Resident                ###-##-####
      A Corporation

4. The designated registered agent hereby consents to act in that capacity for the above named corporation until removed or resignation is submitted in accordance with Dakota statutes.

                                                   September 24,1993

     Signature of Registered Agent       Date
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                             State of North Dakota


                                     LOGO

                         CERTIFICATE 0F INC0RP0RATI0N

                                       0F

                         NEBRASKA TAX-FREE FUND, INC.

         The undersigned, as Secretary of State of the State of North Dakota, hereby certifies that Articles of Incorporation for the incorporation of

NEBRASKA TAX-FREE FUND, INC.

     duly signed and verified pursuant to the North Dakota statutes governing a North Dakota business received in this office and corporation, have been received in this office and are found to conform to law.

         ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorporation to

                        NEBRASKA TAX-FREE FUND, INC.


     Dated: October 1, 1993



                              Alvin A. Jaeger
                              Secretary of State
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Fee: $20.00

North Dakota Business Corporation                    File No.36822600


                             ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

    Pursuant to the provisions of Chapter 10-19.1-21 of the North Dakota Century Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of lncorporation:

ARTICLE 1. The name of the corporation is Nebraska Tax-Free Fund, Inc.



ARTICLE 2. An amendment to the Articles of Incorporation was adopted on October 22 1993 in one of the following manners: (Please check one.)

          by the shareholders.

     X    by the incorporators, OR

          by the board where no shares have been issued.

ARTICLE 3. The amendment adopted is as follows:

          Article 1 of the Articles of Incorporation is amended to read as follows:

          Article 1.  The name of said Corporation shall be:   South Dakota
                    Tax-Free Fund, Inc.



                             (Complete Other Side)
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ARTICLE 4. The manner. if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:



I (We) the undersigned. by virtue of the authority vested in me (us). have read the foregoing articles of amendment, know the contents thereof, and verily believe the statements made therein to be true.



Dated:     October 22       1993         By
                                                  Peter A. Quist
                                                  Incorporator



Office Use Only    Receipt No:     Filed By:


Filed   10/25/93



Signature
Secretary of State


By

Deputy